    As filed with the Securities and Exchange Commission on January __, 1998
                                                      Registration No. 333-32221
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3*
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    THQ INC.
             (Exact name of Registrant as specified in its Charter)

           Delaware                                             13-3541686
 (State or other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                          5016 North Parkway Calabasas
                           Calabasas, California 91302
                                 (818) 591-1310
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                                   ----------
                                Brian J. Farrell
                Chairman of the Board and Chief Executive Officer
                                    THQ Inc.
                          5016 North Parkway Calabasas
                           Calabasas, California 91302
                                 (818) 591-1310
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ----------
                                 with a copy to:
                             Kenneth H. Levin, Esq.
                                 Sidley & Austin
                              555 West Fifth Street
                          Los Angeles, California 90013

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.



         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


        This post-effecitve amendment to the registration statement shall become effective upon order of the Securities and Exchange Commission pursuant to
Section 8(c) of the Securities Act of 1933, as amended.

--------
* Filed as a Post-Effective Amendmment on Form S-3 to Registration Statement (No. 333-32221) pursuant to the provisions of Rule 414(d) of the Securities Act of 1933, as amended. See "INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS."

              INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

        T-HQ, Inc., a New York corporation ("Predecessor"), filed a
Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 333-32221) with the Securities and Exchange Commission (the "Commission") on July 28, 1997, under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the issuance by Predecessor of up to 266,988 shares of the Predecessor's common stock, par value $.0001 per share (the "New York Common Stock") issuable upon the exercise of warrants (the "Warrants") granted by the Predecessor and the registration for resale by the securityholders named therein (the "Selling Securityholders") of 544,648 shares of the New York Common Stock. Such shares of New York Common Stock registered for resale consist of (a) 52,660 shares previously issued to Selling Securityholders; (ii) 225,000 shares that may be acquired by certain Securityholders upon exercise of options (the "Options") granted by the Company; and (iii) 266,988 shares that may be acquired by certain Securityholders upon exercise of the Warrants.

        THQ Inc., a Delaware corporation ("Successor"), files this Post-Effective Amendment No. 1 to the Registration Statement (the "Post-Effective Amendment") as the successor issuer to Predecessor within the meaning of Rule 414 under the Securities Act. Successor is the successor issuer to Predecessor as the result of a merger of Predecessor with and into Successor with Successor being the surviving corporation (the "Merger"). Prior to the Merger, Successor was a wholly-owned subsidiary of Predecessor and had no assets or liabilities. The Merger was consummated pursuant to the terms of an Agreement and Plan of Merger between Predecessor and Successor (the "Merger Agreement").

        The Merger became effective on January 6, 1998 (the "Effective Time"). At the Effective Time and pursuant to the Merger Agreement: (i) Successor became the successor of Predecessor; (ii) Successor acquired all of the assets and assumed all of the debts, liabilities and duties of the Predecessor; (iii) each share of New York Common Stock outstanding prior to the Effective Time converted into one share of common stock, $0.01 par value per share, of Successor (the "Delaware Common Stock"); and (iv) each right to receive from Predecessor shares of New York Common Stock upon the exercise of (a) options granted under any stock option plan of Predecessor or pursuant to an option agreement, or (b) warrants which were outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, converted into and became a right to acquire the same number of shares of Delaware Common Stock at the same price per share, and upon the same terms and subject to the same conditions, as set forth in the plans and the agreements evidencing the options or the warrants in effect at the Effective Time.

        The Merger was approved at the Annual Meeting of Shareholders of Predecessor held on June 24, 1997 and reconvened on July 22, 1997, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Merger was approved by written consent of the Predecessor, the sole shareholder of Successor.

        Pursuant to Rule 414(d) under the Securities Act, Successor, as successor to Predecessor, hereby adopts the Registration Statement as Successor's own registration statement for all purposes of the Securities Act and the Exchange Act.

ITEM 16.  EXHIBITS

        The following exhibits are filed herewith:

Exhibit
Number                Description
-------               -----------
3.1            Certificate of Incorporation

3.2            Amendment to Certificate of Incorporation

3.3            Bylaws

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Calabasas, state of California on this 7th day of January, 1998.

                                         THQ INC.



                                         By: /s/ Fred Gysi
                                             ----------------------------------
                                             Fred Gysi
                                             Vice President--Finance


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                                 Date
---------                          -----                                 ----
/s/ Brian J. Farrell*              Director, Chief Executive Officer     January 7, 1998
------------------------------     and President (Principal Executive
Brian J. Farrell                   Officer)

/s/ Lawrence Burstein*             Director                              January 7, 1998
------------------------------
Lawrence Burstein

/s/ Bruce Jagid*                   Director                              January 7, 1998
------------------------------
Bruce Jagid


/s/ Jeffrey C. Lapin*              Director                              January 7, 1998
------------------------------
Jeffrey C. Lapin

/s/ L. Michael Haller*             Director                              January 7, 1998
------------------------------
L. Michael Haller

/s/ James L. Whims*                Director                              January 7, 1998
------------------------------
James L. Whims

/s/ Fred Gysi                      Vice President-Finance and            January 7, 1998
------------------------------     Administration
Fred Gysi                          (Principal Financial Officer and
                                   Principal Accounting Officer)


*By: /s/ Deborah A. Lake
        Deborah A. Lake
        Attorney-in-fact

                                 EXHIBIT INDEX


Exhibit
Number                Description                           Sequential Page No.
-------               -----------                           -------------------
3.1            Certificate of Incorporation

3.2            Amendment to Certificate of Incorporation

3.3            Bylaws